EXHIBIT 21


                            PRINCIPAL SUBSIDIARIES


                                                       Jurisdiction in Which
Name of Subsidiary                                    Organized or Incorporated
- ------------------                                    -------------------------

CONSOLIDATED SUBSIDIARIES
Kennametal Australia Pty. Ltd.                           Australia
Kennametal Foreign Sales Corporation                     Barbados
Kennametal Ltd.                                          Canada
Kennametal (China) Limited                               China
Kennametal (Shanghai) Ltd.                               China
Shanxi-Kennametal Mining Cutting Systems
   Manufacturing Company Limited                         China
Xuzhou-Kennametal Mining Cutting Systems
   Manufacturing Company Limited                         China
Kennametal Hertel AG                                     Germany
Kennametal Hardpoint H.K. Ltd.                           Hong Kong
Kobe Kennametal K.K.                                     Japan
Kennametal de Mexico, S.A. de C.V.                       Mexico
Kennametal Hertel (Singapore) Pte. Ltd.                  Singapore
Kennametal Hardpoint (Taiwan) Inc.                       Taiwan
Kennametal GTS Co., Ltd.                                 Thailand
Adaptive Technologies Corp.                              Michigan, United States
J&L America Inc.                                         Michigan, United States


CONSOLIDATED SUBSIDIARIES OF KENNAMETAL HERTEL AG
Kennametal Hertel Belgium S.A.                           Belgium
Kennametal Hertel France S.A.                            France
Kennametal Hertel G.m.b.H.                               Germany
Kennametal Hertel Nederland B.V.                         Netherlands
Nederlandse Hardmetaal Fabrieken B.V.                    Netherlands